                                                                   Exhibit 10.25



                                OPTION AGREEMENT

                        (WITH ASSET PURCHASE SUPPLEMENT)

                                     BETWEEN

                     DIRECT GENERAL INSURANCE AGENCY, INC.,
                               A TEXAS CORPORATION
                       (REFERRED TO HEREIN AS "PURCHASER")

                                       AND

                        ALL AMERICAN GENERAL AGENCY, INC.
                              A TEXAS CORPORATION,

                        GUARANTEED INSURANCE AGENCY, INC.
                               A TEXAS CORPORATION

                 (COLLECTIVELY REFERRED TO HEREIN AS "SELLERS")

                                AMCO RETAIL, LLC,
                             A FLORIDA CORPORATION,

                           AMCORP GENERAL AGENCY, INC.
                              A TEXAS CORPORATION,

                             PC GENERAL AGENCY, INC.
                             A GEORGIA CORPORATION,

                           ALEX J. CAMPOS, INDIVIDUAL
                               A GEORGIA RESIDENT,

                             KEITH MAHAR, INDIVIDUAL
                                A TEXAS RESIDENT,

                            MICHAEL YORK, INDIVIDUAL
                               A GEORGIA RESIDENT,

                (COLLECTIVELY REFERRED TO HEREIN AS "GUARANTORS")

                        --------------------------------

                                 JANUARY 1, 2003





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
                                    CONTENTS

  SECTION                      SECTION HEADINGS                        PAGE NO.
  -------                      ----------------                        --------
              Recitals.....................................................1

     1.       Purchase Option..............................................2

     2.       Purchase Price...............................................2

     3.       Purchase Date and Exercise Date..............................3

     4.       Transferred Assets...........................................3

     5.       Obligation to Sell Transferred Assets........................4

     6.       Conduct of Sellers...........................................4

     7.       Prohibited Transactions......................................4

     8.       Access to Financial and Other Information....................5

     9.       Termination..................................................6

     10.      Schedule A...................................................7

     11.      Non-Compete..................................................7

     12.      Board Approvals..............................................7

     13.      Miscellaneous Provisions.....................................8

         a.   Modification.................................................8

         b.   Notices......................................................8

         c.   Assignment...................................................9

         d.   Governing Law................................................9

         e.   Severability................................................10

         f.   Counterparts................................................10

         g.   Headings....................................................10

         h.   Entire Agreement............................................10

         i.   Confidentiality.............................................10

              Signatures..................................................13

              Schedule A:      List of Names and Addresses of the Stores

              Supplement:      Asset Purchase Supplement, providing additional
                               terms and provisions and will govern the
                               consummation of the purchase and sale of assets
                               upon Purchaser's exercise of the Option (the
                               Supplement contains its own Contents page.)

                                OPTION AGREEMENT

         THIS OPTION AGREEMENT, including all schedules, supplements, and exhibits (referred to herein collectively as this "Agreement") is dated as of January 1, 2003 between Direct General Insurance Agency, Inc. ("Purchaser"), a Texas domiciled Managing General Agent; and All American General Agency, Inc., a Texas corporation; Guaranteed Insurance Agency, Inc., a Texas corporation (referred to herein collectively as the "Sellers"); and AMCO Retail, LLC, a Florida corporation; AMCORP General Agency, Inc., a Texas corporation; PC General Agency, Inc., a Georgia corporation; Alex J. Campos, Individual, a Georgia Resident; Keith Mahar, Individual, a Texas Resident; Michael York, Individual, a Georgia Resident (referred to herein collectively as the "Guarantors").

                                   WITNESSETH:

         WHEREAS, Purchaser has entered into a Managing General Agency Agreement, Number Direct 03-001 dated January 1, 2003, between Purchaser and Old American County Mutual Fire Insurance Company, for the purpose of offering a non-standard personal automobile insurance program in the state of Texas, hereinafter referred to as the "Program"; and,

         WHEREAS, Purchaser and All American General Agency, Inc., a Texas corporation, (referred to herein as "Agent") have entered into a Sub-producer agreement of even date herewith (the "Sub-producer Agreement"), pursuant to which Agent, will sell automobile insurance policies and perform certain other Sub-producer functions on behalf of Purchaser in accordance with the terms of the Sub-producer Agreement under the Program; and,



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         WHEREAS, in connection with said Sub-producer Agreement Sellers desire to grant to Purchaser an exclusive irrevocable option to purchase all of the insurance agency related assets of the Sellers, including, all business on the books of the Agent at the time of consummation of such purchase; and

         WHEREAS, Sellers and Purchaser desire to set forth in this Agreement the terms of said option, including detailed provisions that will govern the transfer of such assets upon the consummation of Purchaser's exercise of the option granted under this Agreement; and

         WHEREAS, the Guarantors are willing to guarantee the performance of the Sellers under this Agreement and the related Asset Purchase Supplement;

         NOW THEREFORE, in partial consideration of the commission rate and other terms of the Sub-producer Agreement, and in further consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Purchaser and Sellers, intending to be legally bound, hereby agree as follows:

1. Purchase Option. Sellers irrevocably grant to Purchaser the exclusive right to purchase (the "Option") the Transferred Assets (defined below), which Sellers use to conduct their automobile insurance sales and service business throughout the State of Texas, under the Program for the Purchase Price (defined below), said Option being exercisable by Purchaser in accordance with this Agreement.

2. Purchase Price. If Purchaser elects to exercise the Option granted hereunder, the aggregate purchase price payable to Sellers (allocation among Sellers to be determined by Sellers) for




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         the Transferred Assets shall be an amount of cash equal to: 1) twelve percent (12%) of the aggregate net collected private passenger automobile written premium (net of cancellations) produced by Sellers under the Program, and 2) four percent (4%) of net collected non-standard private passenger automobile written premium (net of cancellations) produced by Sellers for other Texas programs. Net collected premium shall include one-half (1/2) of the collected policy fee, up to $15. Any policy fee above $15 shall be included in net collected premium in full. For the purpose of the Purchase Price calculation, the net collected non-standard automobile insurance premium shall be calculated by multiplying the net collected. non-standard private passenger automobile written premium (net of cancellations) from July 1, 2004 to December 31, 2004 by two (2). Additionally, for the purpose of the Purchase Price calculation, net collected non-standard automobile insurance premiums written under the Program and for other programs will only include premium produced by the Sellers.

3. Purchase Date and Exercise Date. If the Option granted by this Agreement is exercised as provided hereunder, then the purchase of the Transferred Assets shall be effected on December 31, 2004 (the "Purchase Date"). Purchaser may exercise the Option by delivering written notice to Sellers (the "Notice") at any time on or before sixty
         (60) days prior to the Purchase Date (the "Exercise Date"), in accordance with the notice provision of this Agreement.

4. Transferred Assets. The assets that Purchaser may acquire by exercising the Option shall consist of the "Transferred Assets" as such term is defined in Section 1.1 of the Asset Purchase Supplement (the "Supplement") attached hereto, and incorporated by reference herein and made an integral part of this Agreement.



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

5. Obligation to Sell Transferred Assets. The parties expressly intend that the obligation of Sellers to sell the Transferred Assets to Purchaser becomes final and enforceable upon the execution and delivery of this Agreement, subject only to (i) the exercise of the Option by Purchaser, (ii) the termination of this Agreement as provided herein, and (iii) such conditions or contingencies that are expressly provided in this Agreement or the Supplement.

6. Conduct of Sellers. Before the expiration of the Option, except as permitted by the prior written consent of Purchaser, but without creating any liability, commitment, or obligation of Purchaser, Sellers shall comply with Section 5.2 "Conduct Before Closing Date" of the Supplement.

7.       Prohibited Transactions.

         a. Exclusivity. Before the expiration of the Option, except as permitted by the prior written consent of Purchaser, but without creating any liability, commitment, or obligation of Purchaser, Sellers shall not directly or indirectly, in any way, contact, initiate, enter into, or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any person or entity with respect to the sale of any of the Transferred Assets or the capital stock of Sellers or a merger or consolidation of Sellers with any other entity. This paragraph shall not limit the Sellers' ability to sell immaterial amounts of assets in the ordinary course of business.

         b. Long-Term Contracts. During the term of this Agreement, without the written consent of Purchaser, Sellers will not enter into or renew any facility or equipment lease agreement for a term greater than two (2) years. During the second year of this Agreement, Sellers will not enter into or renew any form of advertising contract, or any




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                  other agreement that could materially affect the Transferred
                  Assets (other than facility or equipment leases), if such contract or agreement has a term greater than one year.

         c. Third Party Producer Agreements. During the term of this Agreement, without the written consent of Purchaser, Sellers will not enter into or renew any sales, producer, or agent agreement with any agency, managing general agent, insurer, broker, or other entity, pursuant to which Sellers would not obtain exclusive rights to all renewals and the exclusive control of renewal solicitations for all business written by or through such Stores under such agreement, other than as required by Texas statute.

         d. Control of Sellers. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that until Purchaser exercises the Option and the closing for the asset purchase transaction has been consummated on the Purchase Date, the responsibility for conducting the business affairs of the Sellers shall remain exclusively with the current management of Sellers.

8.       Access to Financial and Other Information.

         a. So long as the Option has not expired and this Agreement has not been terminated, Sellers shall provide on a confidential basis financial, premium volume and such other information about the Stores, the Business (as defined in the Supplement), and the Transferred Assets, as Purchaser may reasonably request. Sellers will promptly advise Purchaser of and provide detailed information with respect to, any formal or informal audit or examination of and any administrative action taken against, any of the Sellers, by the Texas Department of Insurance or any other regulatory agency. Purchaser shall maintain any such information in confidence and shall use it only for the purposes contemplated within this Agreement.



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         b.       Within thirty (30) days from the Effective Date of this
                  Agreement, Sellers shall provide, or cause to be provided, to Purchaser the following Schedules required by the Supplement, completed as of the Effective Date: Schedules 1.1(a); 1.1(b); 1.1(e); 1.1(f); 1.1(g); 3.11; and 3.14. Thereafter, during the term of this Agreement, Sellers shall update, or cause to be updated, such Schedules to be complete and accurate as of each December 31st and deliver to Purchaser by the following February 1st. If Purchaser exercises the Option by delivering the Notice, then Sellers shall update, or cause to be updated, such Schedules to be complete and accurate as of the Purchase Date and deliver the revised Schedules to Purchaser no fewer than five (5) business days prior to the Purchase Date. Any changes to the original Schedules shall be clearly indicated on the revised Schedules.

9. Termination. Purchaser may terminate this Agreement at any time and for any reason before Purchaser delivers the Notice. This Agreement shall terminate and the Option shall expire at 11:59 p.m., Nashville, Tennessee time, on the Exercise Date, unless prior to such date and time Purchaser has exercised the Option by delivering the Notice to Alex Campos with copy to Burnie Burner on behalf of Sellers. Termination of this Agreement shall have no effect on the Sub-producer Agreement, the termination of which shall be governed by its own terms; provided, however, that this Agreement shall terminate automatically and the Option shall simultaneously expire if Direct General Insurance Agency, Inc. terminates the Sub-producer Agreement in accordance with the terms of the Sub-producer Agreement; provided further that if the duration of the Sub-producer Agreement is extended thereunder, then the duration of this Agreement and the Option shall be likewise extended.



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

10. Schedule A. Sellers and Guarantors represent that Schedule A to this Agreement is a list of the names and addresses of all of the Stores through which Sellers conduct their automobile insurance sales and service business throughout the State of Texas. Sellers and Guarantors represent that the Company Stores identified on Schedule A are wholly owned by Guaranteed Insurance Agency, Inc., and that all of the Transferred Assets as defined in the Supplement are owned, leased, or otherwise under the control of Sellers.

11. Non-Compete. If the Option is exercised, no Sellers or Guarantors shall open or acquire, directly or indirectly, any non-standard automobile insurance agency in the State of Texas for a period of eighteen (18) months after such Option is exercised in accordance with the Supplement.

12.      Board Approvals.

         a. Within 30 days of execution of this Agreement, Purchaser shall have delivered to Sellers a certified copy of resolutions of the board of directors of Purchaser confirming authorization for Purchaser to enter into this Agreement (including the Supplement hereto) and to consummate the transactions contemplated by this Agreement and said Supplement, subject only to the conditions set forth herein and therein and to any additional conditions, acceptable to Sellers, expressly set forth in such resolutions.

         b. Within 30 days of execution of this Agreement, Sellers shall have delivered to Purchaser certified copies of resolutions of the board of directors of each Seller individually, and to the extent the Transferred Assets will represent all or substantially all of the assets of any Seller, certified copies of resolutions of the shareholder(s) of any such Sellers, granting final authorization for the Sellers to enter into this Agreement (including the Supplement hereto) and to consummate the transactions contemplated by




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                  this Agreement and said Supplement, subject only to the
                  conditions set forth herein and therein and to any additional conditions, acceptable to Purchaser, expressly set forth in such resolutions.

13.      Miscellaneous Provisions.

         a. Modification. This Agreement may not be amended or modified in any way except by a written document signed by the parties who are affected by such amendment or modification.

         b. Notices. The Notice and all other notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when sent by facsimile with confirmation; (ii) when received from an overnight courier or by other method of hand delivery; or
                  (iii) on the third business day after being mailed certified or registered U.S. mail with postage prepaid as follows:

                  (1)  If to Purchaser to:

                       Direct General Insurance Agency, Inc. (Texas) Executive Offices
                       2813 Business Park Drive, Building I
                       Memphis, TN 38118

                       ATTENTION: Jacqueline C. Adair, President

                       Direct General Insurance Agency, Inc. (Texas) Regional Administrative Office
                       1281 Murfreesboro Road, Suite 5-01
                       Nashville, TN 37217
                       FAX: (615)366-3722

                       ATTENTION: Ronald F. Wilson, Secretary



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

                  (2) If to Sellers, to:

                      All American General Agency, Inc.
                      3039 Premiere Parkway, Suite 100
                      Duluth, GA 30097

                      ATTENTION: Alex J. Campos, President

                      Long, Burner, Parks & DeLargy, P.C.
                      515 Congress, Suite 1500
                      Austin, TX 78701

                      ATTENTION: Burnie Burner
                      ----------------------------------------------------------

         c. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and permitted assigns, but neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party; provided, however, that Purchaser may assign all or a portion of its rights, interest, or obligations hereunder to any affiliate that now or hereafter controls, is controlled by, or under common control with, Direct General Corporation; provided, however, that any such assignment by Purchaser shall not relieve Purchaser of its liabilities to Sellers under this Agreement. (For this paragraph, Sellers are deemed to be one "party.")

         d. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to the conflict of laws principles thereof.



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         e.       Severability. In the event any part(s) of this Agreement
                  should be adjudged invalid or unenforceable, such adjudication shall in no manner affect the other parts, which shall remain in full force and effect as if the part(s) so declared or adjudged invalid were not originally a part hereof.

         f. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement will be deemed binding and in effect if counterparts are signed by the parties and delivered by facsimile, provided that the parties exchange originally signed counterparts by U.S. Mail or overnight courier.

         g. Headings. The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         h. Entire Agreement. This Agreement, including any schedules, supplements, exhibits and other documents referred to herein, including, without limitation, the Sub-producer Agreement, the, and the Supplement, embodies the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, by way of illustration and not by limitation, any term sheet or letter of intent previously agreed to by the parties.

         i. Confidentiality. In connection with this Agreement, and until the Option expires or is exercised hereunder, each party has provided, and intends to provide to the other, information about their respective business affairs, financial condition, computer information systems, corporate and management structure, and other confidential and proprietary information ("Information"). The term "Information" shall include any



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                  form of communication between the parties, including without limitation, written documents, software programs, electronically stored data, and oral presentations and discussions. The term "Information" includes this Agreement, its contents, and the fact tat this Agreement has been entered into between the parties.

                  Each party will keep the Information provided by the other party in confidence and will not use such Information for any purpose other than as contemplated by this Agreement. Each party will not copy the Information provided by the other party, or disclose or allow disclosure of such Information to any other person, except that each party may disclose such Information to its officers, directors, employees, independent contractors, affiliates, or independent auditors ("Representatives") and applicable regulatory authorities (upon the request of such authorities), who have a need to know the Information for the purpose of implementing this Agreement or auditing or regulating the affected party. Furthermore, Purchaser, or any affiliate of Purchaser, may disclose in any prospectus or offering memorandum the existence of this Agreement and its material terms in the context of any offering of securities by Purchaser or its affiliate, if Purchaser is advised by legal counsel that such disclosure is required or prudent in connection with such offering.

                  The term "Information" shall not include any information:

                  (i) which at the time disclosed to or obtained by either party is available generally to the public;

                  (ii) which becomes available generally to the public through no act or omission by either party in violation of this provision;



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                  (iii)    which either party demonstrates was received by it
                           from a third party, who had no confidentiality obligations to the other party with respect thereto;

                  (iv) which is required, under advice of counsel, to be disclosed by law or court order, or in connection with litigation or arbitration brought by either party to enforce this Agreement; or

                  (v) following the lapse of one year from the Exercise Date or from the date this Agreement is terminated as provided hereunder; provided that the prohibition against disclosing the Purchase Price shall not lapse.

                  Upon the execution of this Agreement, at the request of Sellers or Purchaser, the parties may, individually or jointly, issue a press release describing the Option and any related transactions. The language of any such press release(s) shall be mutually agreed between the parties. After such initial press release(s), except as and to the extent required by law or regulation, as advised by counsel, without the prior written consent of the other party, neither Purchaser, nor Sellers will, and they will direct their Representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of the Option or any of the terms, conditions or other provisions of this Agreement; other than to repeat the information disclosed in the foregoing initial press release(s).




                          REMAINDER OF PAGE LEFT BLANK

                         SEPARATE SIGNATURE PAGE FOLLOWS




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         IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

                                               "PURCHASER"

                                               DIRECT GENERAL INSURANCE
                                               AGENCY, INC., a Texas corporation


                                        By:    /s/ Barry D. Elkins
                                               ---------------------------------

                                        Name:  Barry D. Elkins
                                               ---------------------------------

                                        Title: SVP & CFO
                                               ---------------------------------


"SELLERS":

All American General Agency, Inc.

By: /s/ Alex J. Campos
-------------------------------
Name: Alex J. Campos
Title: Vice President


Guaranteed Insurance Agency, Inc.

By: /s/ Keith A. Maher
-------------------------------
Name: Keith A. Maher
Title: President


"GUARANTORS":

AMCO Retail, LLC

By: /s/ Keith A. Maher
-------------------------------
Name: Keith A. Maher
Title: Director




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

AMCORP General Agency, Inc.

By: /s/ Alex J. Campos
-------------------------------
Name: Alex J. Campos
Title: Vice President




PC General Agency, Inc.

By: /s/ Alex J. Campos
-------------------------------
Name: Alex J. Campos
Title: President


/s/ Alex J. Campos
-------------------------------
Alex J. Campos, Individually


/s/ Keith Maher
-------------------------------
Keith Maher, Individually


/s/ Michael York
-------------------------------
Michael York, Individually


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